News Release

For more information contact:

G. Robert Aston, Jr., TowneBank Chairman and CEO, (757) 638-6780

Richard T. Wheeler, Jr., Franklin Financial Corp. Chairman, President and CEO, (804) 967-7018

FOR IMMEDIATE RELEASE

STOCKHOLDERS APPROVE TOWNEBANK ACQUISITION OF FRANKLIN FINANCIAL CORPORATION

Suffolk & Richmond, Va. December 4, 2014 – Hampton Roads-based TowneBank (NASDAQ: TOWN) and Richmond-based Franklin Financial Corporation (“Franklin”) (NASDAQ: FRNK), the holding company for Franklin Federal Savings Bank, today announced stockholder approval of their proposed merger at separate special stockholder meetings, pursuant to which TowneBank will acquire Franklin.

“We are pleased with the support of our stockholders as we prepare to join hands with a legendary company that has served the greater Richmond community for over 80 years,” said G. Robert Aston, Jr., Chairman and CEO of TowneBank.

Richard T. Wheeler, Jr., Chairman, President and CEO of Franklin added, “The overwhelming support of our stockholders shows the confidence they have in the management and business model of TowneBank as demonstrated by its growth and performance since its founding in 1999.”

The acquisition is expected to close on or about January 2, 2015 subject to the receipt of all regulatory approvals. Under the terms of the agreement, stockholders of Franklin will receive 1.40 shares of TowneBank common stock for each share of Franklin.

About TowneBank

As one of the top community banks in Virginia and North Carolina, TowneBank operates 28 banking offices serving Chesapeake, Hampton, Newport News, Norfolk, Portsmouth, Suffolk, Virginia Beach, Williamsburg, James City County and York County in Virginia along with Moyock, Grandy, Camden, Southern Shores, Corolla and Kill Devil Hills in North Carolina. Towne also offers a full range of financial services through its controlled divisions and subsidiaries that include Towne Investment Group, Towne Insurance Agency, TFA Benefits, TowneBank Mortgage, TowneBank Commercial Mortgage, Prudential Towne Realty, Towne 1031 Exchange, LLC, and Corolla Classic Vacations. Local decision-making is a hallmark of its hometown banking strategy that is delivered through the leadership of each group’s President and Board of Directors. With total assets of $4.97 billion as of September 30, 2014, TowneBank is one of the largest banks headquartered in Virginia.

About Franklin

As one of the largest and oldest community based financial institutions serving Richmond and Central Virginia, Franklin operates eight banking offices and has assets of $1.1 billion. Franklin offers a wide range of retail deposit and investment brokerage services and has been a leader in commercial real estate finance.

Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of TowneBank and Franklin intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of TowneBank and Franklin, and the resulting company, include but are not limited to: (1) the businesses of TowneBank and Franklin may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory approvals, and the ability to complete the merger within the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic and business conditions; legislative/regulatory changes; the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; changes in the securities markets; and changes in accounting principles, policies and guidelines; and (7) other risk factors detailed from time to time in filings made by TowneBank with the FDIC or Franklin with the SEC. TowneBank and Franklin undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise. ###